Exhibit 99.1

Charles River Laboratories Announces Fourth-Quarter and Full-Year 2013 Results from Continuing Operations and Provides 2014 Guidance

– Fourth-Quarter Sales of $289.2 Million and Full-Year 2013 Sales of $1.17 Billion –

– Fourth-Quarter GAAP Earnings per Share of $0.40 and Non-GAAP Earnings per Share of $0.73 –

– Full-Year GAAP Earnings per Share of $2.15 and Non-GAAP Earnings per Share of $2.93 –

– 2014 Guidance Includes Sales Growth of 3%-5%, Non-GAAP EPS of $3.00-$3.10, and GAAP EPS of $2.68-$2.78 –

WILMINGTON, Mass.--(BUSINESS WIRE)--February 11, 2014--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth-quarter and full-year 2013 and provided guidance for 2014. For the quarter, net sales from continuing operations were $289.2 million, an increase of 3.2% from $280.1 million in the fourth quarter of 2012. Foreign currency translation reduced sales by 0.5%. Sales growth was driven primarily by the Preclinical Services (PCS) segment.

On a GAAP basis, net income from continuing operations for the fourth quarter of 2013 was $19.5 million, or $0.40 per diluted share, compared to $22.7 million, or $0.47 per diluted share, for the fourth quarter of 2012.

On a non-GAAP basis, net income from continuing operations was $35.1 million for the fourth quarter of 2013, an increase of 13.1% from $31.0 million for the same period in 2012. Fourth-quarter diluted earnings per share on a non-GAAP basis were $0.73, an increase of 14.1% compared to $0.64 per share in the fourth quarter of 2012. The primary driver of this increase was higher sales and operating income in the PCS segment.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Over the past several years, we focused on targeted initiatives that were designed to position Charles River as the preferred provider for early-stage drug development: Broadening our unique portfolio, enhancing our scientific expertise, providing outstanding client service, and driving operating efficiencies. The benefit of these initiatives, and our willingness to structure strategic partnerships designed to meet the individual needs of our clients, is enabling us to win market share and drive sales and earnings growth.

We view 2014 as a year of continuing progress, with sales growth in a range of 3% to 5%, operating margin improvement, and non-GAAP earnings per share in a range of $3.00 to $3.10.”

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Net sales for the RMS segment were $172.3 million in the fourth quarter of 2013, an increase of 0.2% from $171.8 million in the fourth quarter of 2012. Excluding foreign exchange, which reduced reported sales by 0.8%, RMS sales increased by 1.0%. Higher sales were driven primarily by the Vital River acquisition and growth in the Endotoxin and Microbial Detection (EMD) business, partially offset by lower legacy sales of research models.

In the fourth quarter of 2013, the RMS segment’s GAAP operating margin was 21.0% compared to 25.6% for the fourth quarter of 2012. On a non-GAAP basis, the operating margin decreased slightly to 27.1% from 27.3% in the fourth quarter of 2012. The non-GAAP operating margin reflected lower sales and profitability for legacy research models, partially offset by sales and margin improvement in the EMD business and a strong performance by Vital River.

Preclinical Services (PCS)

Fourth-quarter 2013 net sales from continuing operations for the PCS segment were $117.0 million, an increase of 8.0% from $108.3 million in the fourth quarter of 2012. Foreign currency translation reduced reported sales by 0.2%. PCS sales growth was led by robust demand from mid-tier biotechnology clients, as well as continued growth in the Company’s global key accounts, which include the world’s leading biopharmaceutical companies.

In the fourth quarter of 2013, the PCS segment’s GAAP operating margin decreased to 5.5% from 8.0% in the fourth quarter of 2012. On a non-GAAP basis, the operating margin increased to 15.3% from 12.1% in the fourth quarter of 2012. The non-GAAP operating margin improvement was due primarily to increased study volume, favorable study mix and improved operating efficiency. In addition, the PCS non-GAAP operating margin benefited from a 2013 tax law change in the United Kingdom that resulted in reclassification of research and development tax credits to segment operating income. This benefitted the non-GAAP operating margin by approximately 90 basis points in the fourth quarter of 2013.

Stock Repurchase Update

During the fourth quarter of 2013, the Company repurchased approximately 1.5 million shares for $77.2 million. As of December 28, 2013, Charles River had $139.1 million remaining on its $1.0 billion stock repurchase authorization.

Full-Year Results

For 2013, net sales from continuing operations increased by 3.2% to $1.17 billion from $1.13 billion in 2012. Foreign currency translation reduced reported sales by 0.8%.

On a GAAP basis, net income from continuing operations for 2013 was $105.4 million, or $2.15 per diluted share, compared to $102.1 million, or $2.10 per diluted share, in 2012.

On a non-GAAP basis, net income from continuing operations for 2013 was $142.3 million, or $2.93 per diluted share, compared to $132.5 million, or $2.74 per diluted share, in 2012.

Research Models and Services (RMS)

For 2013, RMS net sales were $707.1 million, an increase of 1.7% from $695.1 million in 2012. Foreign currency translation reduced reported sales by 1.2%. On a GAAP basis, the RMS segment operating margin was 25.6% in 2013, compared to 29.1% in 2012. On a non-GAAP basis, the operating margin was 29.5% in 2013, compared to 30.7% in 2012.

Preclinical Services (PCS)

For 2013, PCS net sales were $458.4 million, an increase of 5.5% from $434.4 million in 2012. Foreign currency translation reduced reported sales by 0.4%. On a GAAP basis, the PCS segment operating margin was 9.6% in 2013, compared to 8.0% in 2012. On a non-GAAP basis, the operating margin was 14.2% in 2013, compared to 11.8% in 2012. The non-GAAP operating margin improvement was due primarily to increased study volume, favorable study mix and improved operating efficiency. In addition, tax-related items contributed approximately 120 basis points to the PCS non-GAAP operating margin in 2013; including a multi-year Canadian tax settlement, a real estate tax abatement in Scotland, and the tax law change in the United Kingdom.

2014 Guidance

The Company is providing the following financial guidance for 2014. This guidance assumes that net sales growth for both the RMS and PCS segments will be within the consolidated range in 2014. Based on current rates, foreign currency translation is expected to provide only a small benefit to reported net sales. Earnings per share in 2014 are expected to benefit from higher sales and enhanced efficiency initiatives.

2014 GUIDANCE (from continuing operations)
Net sales growth, reported	3.0% – 5.0%
Impact of foreign exchange	N/M
Net sales growth, constant currency	3.0% - 5.0%
GAAP EPS estimate	$2.68 - $2.78
Amortization of intangible assets	$0.22
Operating losses (1)	$0.04
Charges related to global efficiency initiative (2)	$0.05-$0.07
Non-GAAP EPS estimate	$3.00 - $3.10

(1) These costs relate primarily to the Company’s PCS facility in Massachusetts.
(2) These charges are related to the consolidation of a research model production operation in North America. Other projects in support of the global efficiency initiative are expected in 2014, but at this time, no specific decisions have been made. Accordingly, our current guidance does not include a quantification of potential future charges.

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, February 12, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions; expenses associated with evaluating acquisitions; charges, gains and losses attributable to businesses or properties we plan to close, consolidate or divest; severance costs associated with our efficiency initiatives; accelerated depreciation charges related to the consolidation of research model production operations in California; costs and adjustments related to our ongoing investigation of inaccurate billing with respect to certain government contracts; the write-off of large model inventory held at a vendor; and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our sales in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting sales on a constant currency basis allows investors to measure our sales growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including sales, operating margins, earnings per share, and the expected impact of foreign exchange rates; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; the development and performance of our services and products, including the impact this can have on our clients’ drug development models; market and industry conditions including the outsourcing of these services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 27, 2013, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Total net sales	$289,228	$280,140	$1,165,528	$1,129,530
Cost of products sold and services provided	201,033	189,115	770,626	737,449
Gross margin	88,195	91,025	394,902	392,081
Selling, general and administrative	58,674	51,324	225,695	208,248
Amortization of intangibles	4,914	4,632	17,806	18,068
Operating income	24,607	35,069	151,401	165,765
Interest income (expense)	(2,572)	(8,180)	(20,239)	(32,753)
Other income (expense)	1,071	(684)	7,165	(3,266)
Income from continuing operations before income taxes	23,106	26,205	138,327	129,746
Provision for income taxes	3,580	3,488	32,911	27,628
Income from continuing operations, net of tax	19,526	22,717	105,416	102,118
(Loss) income from discontinued operations, net of tax	(82)	(4,189)	(1,265)	(4,252)
Net income	19,444	18,528	104,151	97,866
Net loss (income) from noncontrolling interests	(345)	(112)	(1,323)	(571)
Net income attributable to common shareowners	$19,099	$18,416	$102,828	$97,295

Earnings per common share
Basic:
Continuing operations	$0.41	$0.48	$2.18	$2.12
Discontinued operations	$-	$(0.09)	$(0.03)	$(0.09)
Net	$0.41	$0.39	$2.15	$2.03
Diluted:
Continuing operations	$0.40	$0.47	$2.15	$2.10
Discontinued operations	$-	$(0.09)	$(0.03)	$(0.09)
Net	$0.40	$0.38	$2.12	$2.01

Weighted average number of common shares outstanding
Basic	47,150,688	47,562,614	47,740,167	47,912,135
Diluted	48,134,992	48,257,197	48,489,322	48,406,320

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	December 28, 2013	December 29, 2012
Assets
Current assets
Cash and cash equivalents	$155,927	$109,685
Trade receivables, net	220,630	203,001
Inventories	89,396	88,470
Other current assets	85,847	83,601
Current assets of discontinued businesses	750	495
Total current assets	552,550	485,252
Property, plant and equipment, net	676,182	717,020
Goodwill, net	230,701	208,609
Other intangibles, net	84,537	84,922
Deferred tax asset	35,536	38,554
Other assets	61,964	48,659
Long-term assets of discontinued businesses	3,151	3,328
Total assets	$1,644,621	$1,586,344

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$21,437	$139,384
Accounts payable	31,770	31,218
Accrued compensation	58,461	46,951
Deferred revenue	54,177	56,422
Accrued liabilities	56,711	45,208
Other current liabilities	22,547	21,262
Current liabilities of discontinued businesses	1,931	1,802
Total current liabilities	247,034	342,247
Long-term debt & capital leases	642,352	527,136
Other long-term liabilities	82,497	104,966
Long-term liabilities of discontinued businesses	8,080	8,795
Total liabilities	979,963	983,144
Non-controlling interests	23,674	2,395
Total equity	640,984	600,805
Total liabilities and equity	$1,644,621	$1,586,344

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Research Models and Services
Net sales	$172,259	$171,836	$707,126	$695,083
Gross margin	62,892	65,386	284,808	289,750
Gross margin as a % of net sales	36.5%	38.1%	40.3%	41.7%
Operating income	36,128	43,964	181,321	202,362
Operating income as a % of net sales	21.0%	25.6%	25.6%	29.1%
Depreciation and amortization	17,444	9,844	54,822	37,541
Capital expenditures	7,920	8,964	24,384	36,856

Preclinical Services
Net sales	$116,969	$108,304	$458,402	$434,447
Gross margin	25,302	25,638	110,093	102,331
Gross margin as a % of net sales	21.6%	23.7%	24.0%	23.6%
Operating income	6,425	8,670	44,056	34,628
Operating income as a % of net sales	5.5%	8.0%	9.6%	8.0%
Depreciation and amortization	11,857	10,814	41,814	43,734
Capital expenditures	5,915	4,775	14,770	10,678

Unallocated Corporate Overhead	$(17,946)	$(17,565)	$(73,976)	$(71,225)

Total
Net sales	$289,228	$280,140	$1,165,528	$1,129,530
Gross margin	88,194	91,024	394,901	392,081
Gross margin as a % of net sales	30.5%	32.5%	33.9%	34.7%
Operating income	24,607	35,069	151,401	165,765
Operating income as a % of net sales	8.5%	12.5%	13.0%	14.7%
Depreciation and amortization	29,301	20,658	96,636	81,275
Capital expenditures	13,835	13,739	39,154	47,534

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Research Models and Services
Net sales	$172,259	$171,836	$707,126	$695,083
Add back government billing adjustment	-	-	1,495	-
Non-GAAP net sales	$172,259	$171,836	$708,621	$695,083
Operating income	36,128	43,964	181,321	202,362
Operating income as a % of net sales	21.0%	25.6%	25.6%	29.1%
Add back:
Amortization of intangible assets related to acquisitions	2,660	1,870	8,824	6,412
Severance related to cost-savings actions	1,244	138	2,054	1,072
Government billing adjustment and related expenses	226	-	2,402	-
Impairment and other items (2)	6,445	883	13,683	3,810
Operating losses (3)	15	-	270	-
Operating income, excluding specified items (Non-GAAP)	$46,718	$46,855	$208,554	$213,656
Non-GAAP operating income as a % of net sales	27.1%	27.3%	29.5%	30.7%

Preclinical Services
Net sales	$116,969	$108,304	$458,402	$434,447
Operating income	6,425	8,670	44,056	34,628
Operating income as a % of net sales	5.5%	8.0%	9.6%	8.0%
Add back:
Amortization of intangible assets related to acquisitions	2,255	2,763	8,982	11,655
Severance related to cost-savings actions	917	560	1,164	1,508
Impairment and other items (2)	7,698	199	7,698	(34)
Operating losses (3)	628	941	3,101	3,641
Operating income, excluding specified items (Non-GAAP)	$17,923	$13,133	$65,001	$51,398
Non-GAAP operating income as a % of net sales	15.3%	12.1%	14.2%	11.8%

Unallocated Corporate Overhead	$(17,946)	$(17,565)	$(73,976)	$(71,225)
Add back:
Costs associated with the evaluation of acquisitions	766	2,140	1,752	3,774
Convertible debt accounting	-	53	107	213
Unallocated corp. costs, excluding specified items (Non-GAAP)	$(17,180)	$(15,372)	$(72,117)	$(67,238)

Total
Net sales	$289,228	$280,140	$1,165,528	$1,129,530
Add back government billing adjustment	-	-	1,495	-
Non-GAAP net sales	$289,228	$280,140	$1,167,023	$1,129,530
Operating income	24,607	35,069	151,401	165,765
Operating income as a % of net sales	8.5%	12.5%	13.0%	14.7%
Add back:
Amortization of intangible assets related to acquisitions	4,915	4,633	17,806	18,067
Severance related to cost-savings actions	2,161	698	3,218	2,580
Government billing adjustment and related expenses	226	-	2,402	-
Impairment and other items (2)	14,143	1,082	21,381	3,776
Operating losses (3)	643	941	3,371	3,641
Costs associated with the evaluation of acquisitions	766	2,140	1,752	3,774
Convertible debt accounting	-	53	107	213
Operating income, excluding specified items (Non-GAAP)	$47,461	$44,616	$201,438	$197,816
Non-GAAP operating income as a % of net sales	16.4%	15.9%	17.3%	17.5%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) For the year ended December 28, 2013, impairment and other items includes: (i) accelerated depreciation of $13.5 million and $1.9 million related to the consolidation of research model production operations in California and our BPS operations, respectively; (ii) an impairment charge of $3.8 million related to our PCS Massachusetts facility; (iii) an adjustment to prior-period accrued compensated absences of $1.6 million; and (iv) $0.6 million for the impairment of assets at certain European facilities. For the year ended December 29, 2012, impairment and other items includes: (i) an impairment charge of $3.5 million for long-lived assets at certain RMS Europe facilities; (ii) $0.6 million for the gain on the sale of land at an RMS facility; and (iii) $0.9 million for the write-off of large model inventory held at a vendor.

(3) Includes operating losses related primarily to the Company's PCS-Massachusetts facility.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Net income attributable to common shareholders	$19,099	$18,416	$102,828	$97,295
Less: Discontinued operations	82	4,189	1,265	4,252
Net income from continuing operations	19,181	22,605	104,093	101,547
Add back:
Amortization of intangible assets related to acquisitions	4,915	4,633	17,806	18,067
Severance related to cost-savings actions	2,161	698	3,218	2,580
Impairment and other items (2)	14,143	1,075	21,381	3,963
Operating losses (3)	643	694	3,371	3,738
Costs associated with the evaluation of acquisitions	766	2,140	1,752	3,774
Government billing adjustment and related expenses	226	-	2,402	-
Writeoff of deferred financing costs and fees related to debt refinancing	-	-	645	-
Loss on sale of auction rate securities	-	-	-	712
Convertible debt accounting, net (4)	-	3,813	6,710	14,741
Tax effect of items above	(6,919)	(4,618)	(19,126)	(16,604)
Net income, excluding specified charges (Non-GAAP)	$35,116	$31,040	$142,252	$132,518

Weighted average shares outstanding - Basic	47,150,688	47,562,614	47,740,167	47,912,135
Effect of dilutive securities:
Stock options and contingently issued restricted stock	984,304	694,583	749,155	494,185
Weighted average shares outstanding - Diluted	48,134,992	48,257,197	48,489,322	48,406,320

Basic earnings per share	$0.41	$0.39	$2.15	$2.03
Diluted earnings per share	$0.40	$0.38	$2.12	$2.01

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.74	$0.65	$2.98	$2.77
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.73	$0.64	$2.93	$2.74

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) For the year ended December 28, 2013, impairment and other items includes: (i) accelerated depreciation of $13.5 million and $1.9 million related to the consolidation of research model production operations in California and our BPS operations, respectively; (ii) an impairment charge of $3.8 million related to our PCS Massachusetts facility; (iii) an adjustment to prior-period accrued compensated absences of $1.6 million; and (iv) $0.6 million for the impairment of assets at certain European facilities. For the year ended December 29, 2012, impairment and other items includes: (i) an impairment charge of $3.5 million for long-lived assets at certain RMS Europe facilities; (ii) $0.6 million for the gain on the sale of land at an RMS facility; and (iii) $0.9 million for the write-off of large model inventory held at a vendor.

(3) Includes operating losses related primarily to the Company's PCS-Massachusetts facility.

(4) The year ended December 28, 2013 includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $6,603 and depreciation expense by $107, respectively. The three and twelve months ended December 29, 2012 include increased interest expense of $3,760 and $14,528 and increased depreciation expense of $53 and $213, respectively.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET SALES GROWTH (YEAR-OVER-YEAR)
EXCLUDING THE IMPACT OF FOREIGN EXCHANGE AND GOVERNMENT BILLING ADJUSTMENT
For the Three and Twelve Months Ended December 28, 2013

For the three months ended December 28, 2013:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	3.2%	0.2%	8.0%
Impact of foreign exchange	(0.5%)	(0.8%)	(0.2%)
Non-GAAP net sales growth, constant currency	3.7%	1.0%	8.2%

For the twelve months ended December 28, 2013:	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	3.2%	1.7%	5.5%
Impact of foreign exchange	(0.8%)	(1.2%)	(0.4%)
Impact of government billing adjustment	(0.2%)	(0.2%)	0.0%
Non-GAAP net sales growth, constant currency	4.2%	3.1%	5.9%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Executive Director, Public Relations
amy.cianciaruso@crl.com